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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2003

AMYLIN PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19700 (Commission File No.)	33-0266089 (IRS Employer Identification No.)
9373 Towne Centre Drive San Diego, California 92122 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (858) 552-2200

ITEM 5. OTHER EVENTS

        On June 16, 2003, Amylin Pharmaceuticals, Inc. (the "Company") announced that it intends to offer $150,000,000 of convertible senior notes due 2008 for sale in a private placement. A copy of the Company's press release dated June 16, 2003 relating to the proposed offering is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(C) EXHIBITS.

Number	Description
99.1	Press release issued by the Company on June 16, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.
Dated: June 16, 2003	By:	/s/ LLOYD A. ROWLAND Lloyd A. Rowland Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

99.1                                    Press release issued by the Company on June 16, 2003.

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SIGNATURE
INDEX TO EXHIBITS